CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                THE TALBOTS, INC.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

         The undersigned hereby certify the following:

         1. The name of the corporation is THE TALBOTS, INC.

         2. The Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 23, 1989. A Certificate of Amendment of the corporation was filed with the Secretary of State of the State of Delaware on November 5, 1993.

         3. Article FOURTH of the Certificate of Incorporation is hereby amended as follows to increase the number of shares from the presently authorized 40 million shares of Common Stock, par value $.01 per share, to 100 million shares of Common Stock, par value $.01 per share.

         FOURTH: The total number of shares which the corporation shall have authority to issue is 100 million shares of Common Stock, and the par value of each such share is $.01.

         4. The foregoing amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the corporation and by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have subscribed this document on May 25, 2000, and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                                          EDWARD L. LARSEN
                                          --------------------------------------
                                          Edward L. Larsen, Senior Vice
                                          President, Finance and Chief Financial
                                          Officer

                                          RICHARD T. O'CONNELL, JR.
                                          --------------------------------------
                                          Richard T. O'Connell, Jr., Secretary